SMITH HELMS MULLISS & MOORE, L.L.P.
                                 Attorneys at Law
                               Post Office Box 31247
                          Charlotte, North Carolina 28231

                                   (704) 343-2000



                                      June 26, 1997
343-2000
CT Communications, Inc.
68 Cabarrus Avenue, East
P. O. Box 227
Concord, North Carolina 28025



Re: Registration Statement on Form S-8 Filed June 26, 1997 -
    8,000 Shares of Class B Nonvoting Common Stock to be Issued
    Pursuant to 1997 Employee Stock Purchase Plan

Ladies and Gentlemen:

    In connection with the possible offering and sale from time to time of all or a portion of 8,000 shares of the Class B Nonvoting Common Stock of CT Communications, Inc. (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed on June 26, 1997 by the registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we are of the opinion that when (a) the Registration Statement shall become effective and (b) the Shares have been sold upon the terms and conditions set forth in the Registration Statement, the Shares will be validly authorized and legally issued, fully paid and non-assessable.

    We hereby consent to the filing of a copy of this opinion as
Exhibit 5.1 of the Registration Statement.

                             Very truly yours,

                             /s/ SMITH HELMS MULLISS & MOORE, L.L.P.